================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 4, 2006

                        INTERVEST BANCSHARES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Delaware                  000-23377                13-3699013
----------------------------     -----------------       ----------------------
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)         Identification Number)


        1 Rockefeller Plaza, Suite 400 New York, New York     10020-2002
        -------------------------------------------------     ----------
                 (Address of Principal Executive Offices)     (Zip Code)


       Registrant's Telephone Number Including Area Code:  (212) 218-2800
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2006, the registrant, Intervest Bancshares Corporation ("IBC") and its wholly owned subsidiary, Intervest Mortgage Corporation ("IMC"), executed a letter agreement with the spouse of each company's former Chairman, Jerome Dansker, in connection with each company's obligation to pay death benefits pursuant to the terms of the employment agreements between Jerome Dansker and those two companies.

The employment agreements between Jerome Dansker and IBC and IMC contained similar provisions calling for the payment to Jerome Dansker's spouse, Jean Dansker, of an amount called the "Distribution Amount" during a period called the "Distribution Term." The Distribution Amount, in the case of IBC is 50% of the amounts that would have been paid monthly to Jerome Dansker as salary by IBC and the Distribution Term is the balance of the term of the agreement, or through June 30, 2014. In the case of IMC, the Distribution Amount is 25% of the amounts that would have been paid to Jerome Dansker as salary by IMC and the Distribution Term is likewise through June 30, 2014.

The letter agreement clarifies that the contractual payments described above will be paid to Jean Dansker in monthly installments during the Distribution Term. In the letter agreement, Jean Dansker has agreed that, notwithstanding any language to the contrary in the agreement, she will accept the death benefit payments in the form of monthly payments during the Distribution Term, in full satisfaction of the obligations of IBC and IMC to Jean Dansker. The agreement also confirms the obligations of both IBC and IMC, in the event of Jean Dansker's death prior to the end of the Distribution Term, to pay the balance of any remaining Distribution Amount to Jean Dansker's estate in a lump sum.

SECTION 7 - REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

As a result of the death of the registrant's former Chairman in August 2006 and the letter agreement described in Section 1.01 above, the registrant will recognize a consolidated pre-tax death benefit expense of approximately $1.5 million in its fiscal third quarter ended September 30, 2006. This charge represents the net present value of the total death benefit payments of $1.9 million that are payable to the Chairman's spouse through June 30, 2014. The difference between the net present value and the total payments will be recognized as interest expense in future periods through June 30, 2014. The pre-tax expense of $1.5 million that will be recorded in the fiscal third quarter ended September 30, 2006 is less than the $1.9 million previously estimated by the registrant and reported in its Form 8-K filed on August 22, 2006.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

      Exhibit No.     Description

      99.1            Letter Agreement Dated October 4, 2006


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  INTERVEST BANCSHARES CORPORATION


Date:  October 4, 2006            By: /s/  Lowell S. Dansker
                                      -------------------------------------
                                      Lowell S. Dansker, Chairman, President and
                                      Chief Executive Officer
                                      (Principal Executive Officer)